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                        POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Peter H. Kelley, Ronald J. Endres, Dennis K. Morgan, and David J. Kvapil, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and revocation, to act in any capacity for such person and in such person's name, place, and stead in executing the Registra-tion Statement on Form S-3 and any amendments thereto, and filing said Registration Statement, together with all exhibits thereto and any other documents connected therewith, with the Securities and Exchange Commission for the purpose of registering the securities offered pursuant to the Direct Common Stock Purchase Plan of Southern Union Company.

Dated:  April 20, 1996


JOHN E. BRENNAN                 GEORGE L. LINDEMANN
- ---------------                 -------------------
John E. Brennan                 George L. Lindemann


FRANK W. DENIUS                 ROGER J. PEARSON
- ---------------                 ----------------
Frank W. Denius                 Roger J. Pearson


AARON I. FLEISCHMAN             GEORGE ROUNTREE, III
- -------------------             --------------------
Aaron I. Fleischman             George Rountree, III


PETER H. KELLEY                 DAN K. WASSONG
- ---------------                 --------------
Peter H. Kelley                 Dan K. Wassong


ADAM M. LINDEMANN               KURT A. GITTER, M.D.
- -----------------               --------------------
Adam M. Lindemann               Kurt A. Gitter, M.D.